Exhibit 99.1

NEWS BULLETIN

M.D.C. HOLDINGS, INC.

FOR IMMEDIATE RELEASE

THURSDAY, AUGUST 4, 2011

Contact:	Robert N. Martin

Investor Relations

(720) 977-3431

bob.martin@mdch.com

M.D.C. HOLDINGS ANNOUNCES SECOND QUARTER 2011 RESULTS

•	Net orders increased 5% year-over-year to 1,064 homes

•	Quarter-end backlog increased 28% year-over-year to 1,424 homes

•	Active subdivisions increased 31% to 176

•	Net loss of $28.0 million or $0.60 per share, including asset impairments and project abandonment charges of $11.2 million

•	General and administrative expense decreased 19% year-over-year to $36.2 million; eliminated more than 100 full-time positions during the second quarter

•	Tender offer for $237 million of senior notes closed in July 2011

DENVER, Thursday, August 4, 2011 - M.D.C. Holdings, Inc. (NYSE: MDC) today reported a net loss for the 2011 second quarter of $28.0 million, or $0.60 per share, compared with a net loss for the 2010 second quarter of $3.7 million, or $0.08 per share.

Revenue for the 2011 second quarter decreased 34% to $215.7 million, compared with $326.3 million a year ago. Prior year results benefited from increased demand related to the federal homebuyer tax credit, which expired during the 2010 second quarter.

Management Comments

Larry A. Mizel, MDC’s chairman and chief executive officer, stated, “Over the past two years, we have focused a significant amount of time on land acquisition, which has yielded a 31% year-over-year increase in active subdivisions at the end of the second quarter, setting the stage for top-line growth in the second half of 2011. We accomplished the increase in active communities both through land purchases in our existing markets and by expanding into the Seattle market through the acquisition of assets from SDC Homes in April. However, as our economy continues to display considerable weakness, it is difficult to justify a significant number of additional land acquisitions in the near-term.”

Mizel continued, “As we look at the communities we already own, we see a clear need to focus more closely on our gross profit margins. To start, we have changed our policy on the production of speculative homes, which have yielded margins significantly below those homes that are started with a buyer under contract. Going forward, in most of our markets, we will start very few speculative homes. As of the end of the second quarter, our supply of these homes had already decreased 44% year-over-year. With our new policy in place, we should see this number continue to decline, and the percentage of our closings attributable to homes sold with a buyer under contract should increase.”

Mizel concluded, “Given the headwinds our industry continues to face, we are also focused on reducing our expenses, as demonstrated by headcount reductions and other cost savings measures over the last year that have resulted in a 19% year-over-year decrease in general and administrative expenses. In the second quarter alone, we eliminated more than 100 positions, which should drive our general and administrative expense even lower in the coming quarters. In addition, we completed a tender offer in July on approximately $237 million of our senior notes to reduce our interest incurred. We will continue to focus on cost savings initiatives to the extent necessary to position ourselves for profitability.”

Second Quarter Highlights

Home closings in the 2011 second quarter were 709 units, with an average selling price of $290,800, compared with 1,135 units, with an average selling price of $274,300, in the second quarter of 2010.

Home gross margin in the 2011 second quarter was 13.1% as compared with 18.1% in the 2010 second quarter. This decrease reflects our focus on reducing older aged speculative inventory, and an increase in land costs as we have sought to lower our land risk by primarily purchasing finished lots in prime locations.

During the 2011 second quarter, asset impairments totaled $9.1 million, compared with no asset impairments in the same quarter last year. The impairments related primarily to six subdivisions located in California, Nevada and Utah.

General and administrative expenses decreased to $36.2 million for the 2011 second quarter, compared with $44.6 million for the same period in the prior year. The primary driver behind the decrease was a $5.0 million decline in salary related costs due to a year-over-year decrease in headcount.

Marketing costs were $9.9 million in the 2011 second quarter, compared with $11.5 million in the 2010 second quarter, primarily due to the year-over-year decrease in home closings, partially offset by an increase in our community count. Commission costs were $7.5 million as compared with $11.6 million in the same quarter last year, inline with the decrease in revenue we experienced.

Net orders for the 2011 second quarter increased to 1,064 homes with an estimated sales value of $302 million, compared with net orders for 1,015 homes with an estimated sales value of $281 million during the same period in 2010.

We ended the 2011 second quarter with 1,424 homes under contract with an estimated sales value of $433 million, compared with a backlog of 1,114 homes with an estimated sales value of $351 million at June 30, 2010.

Our estimated home gross margin in backlog at the end of the second quarter did not change materially from the estimated home gross margin in backlog to start the quarter.

Overhead Management

During the 2011 second quarter, the Company and its subsidiaries eliminated more than 100 employees from its workforce. The Company expects to save approximately $9 million annually as a result of these reductions and incurred $1.2 million of related severance charges during the second quarter.

Tender Offer Results

On July 7, 2011, the Company completed a tender offer on approximately $237 million in aggregate principal amount of its senior notes, which will reduce our annual interest incurred by approximately $14 million, partially offset by a loss of interest income on the cash used to extinguish the debt. Also, as a result of the tender offer, the Company expects to record an $18.6 million charge associated with the extinguishment of debt during the third quarter.

Enterprise Resource Planning System Update

During the second quarter, we implemented our new enterprise resource planning system in one additional division. As of June 30, 2011, half of our divisions remained to be upgraded to the new system. This technology platform, when fully implemented, is expected to drive consistency in core processes across divisions, reduce operating costs and provide management with better accessibility to real-time operating data.

About MDC

Since 1972, MDC’s subsidiary companies have built and financed the American dream for more than 165,000 families. MDC’s commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Francisco Bay Area, Washington D.C., Baltimore, Philadelphia, Jacksonville and Seattle. The Company’s subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through

HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol “MDC.” For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by the Company, including cancellation rates, net home orders, home gross margins, and land and home values; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of the Company’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by the Company in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) changes in consumer confidence and preferences; (16) terrorist acts and other acts of war; and (17) other factors over which the Company has little or no control. Additional information about the risks and uncertainties applicable to the Company’s business is contained in the Company’s Form 10-Q for the quarter ended June 30, 2011, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. The Company undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue

Home sales revenue	$206,163	$311,276	$369,546	$452,219
Land sales revenue	2,565	5,699	2,769	5,714
Other revenue	6,957	9,355	13,117	15,475

Total Revenue	215,685	326,330	385,432	473,408

Costs and expenses

Home cost of sales	179,097	255,062	320,078	364,452
Land cost of sales	1,741	4,974	1,758	5,165
Asset impairments	9,119	—	9,398	—
Marketing expenses	9,897	11,475	19,730	18,535
Commission expenses	7,456	11,611	13,223	16,740
General and administrative expenses	36,237	44,588	72,989	84,791
Other operating (income) expenses	2,447	529	897	1,020
Related party expenses	28	—	32	9

Total operating costs and expenses	246,022	328,239	438,105	490,712

Loss from operations	(30,337)	(1,909)	(52,673)	(17,304)

Other income (expense)
Interest income	7,872	7,541	15,198	11,969
Interest expense	(7,394)	(9,436)	(16,124)	(19,810)
Other	56	105	92	204

Loss before income taxes	(29,803)	(3,699)	(53,507)	(24,941)

Benefit from income taxes, net	1,823	15	5,648	384

Net loss	$(27,980)	$(3,684)	$(47,859)	$(24,557)

Loss per share

Basic	$(0.60)	$(0.08)	$(1.03)	$(0.53)

Diluted	$(0.60)	$(0.08)	$(1.03)	$(0.53)

Dividends declared per share	$0.25	$0.25	$0.50	$0.50

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

(Dollars in thousands)

(Unaudited)

	June 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$755,835	$572,225
Marketable securities	646,895	968,729
Restricted cash	604	420
Receivables
Home sales receivables	7,797	8,530
Income taxes receivable	—	2,048
Other receivables	8,661	9,432
Mortgage loans held-for-sale, net	39,200	65,114
Inventories, net
Housing completed or under construction	336,514	372,422
Land and land under development	524,234	415,237
Property and equipment, net	38,769	40,826
Deferred tax asset, net of valuation allowance of $252,209 and $231,379 at June 30, 2011 and December 31, 2010, respectively	—	—
Related party assets	7,393	7,393
Prepaid expenses and other assets, net	54,402	85,393

Total Assets	$2,420,304	$2,547,769

Liabilities
Accounts payable	$29,108	$35,018
Accrued liabilities	204,890	260,729
Income taxes payable	734	—
Related party liabilities	117	90
Mortgage repurchase facility	8,988	25,434
Senior notes, net	1,243,273	1,242,815

Total Liabilities	1,487,110	1,564,086

Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 250,000,000 shares authorized; 47,530,000 and 47,474,000 issued and outstanding, respectively, at June 30, 2011 and 47,198,000 and 47,142,000 issued and outstanding, respectively, at December 31, 2010	475	472
Additional paid-in-capital	839,964	820,237
Retained earnings	87,198	158,749
Accumulated other comprehensive income	6,216	4,884
Treasury stock, at cost; 56,000 shares at June 30, 2011 and December 31, 2010	(659)	(659)

Total Stockholders’ Equity	933,194	983,683

Total Liabilities and Stockholders’ Equity	$2,420,304	$2,547,769

M.D.C. HOLDINGS, INC.

Information on Segments

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenue
Homebuilding
West	$69,401	$123,193	$111,884	$180,330
Mountain	78,702	110,112	149,826	156,794
East	51,076	72,657	94,168	104,162
Other Homebuilding	10,949	16,757	20,808	25,793

Total Homebuilding	210,128	322,719	376,686	467,079

Financial Services and Other	6,731	9,143	12,434	14,764
Corporate	—	—	—	—
Intercompany adjustments	(1,174)	(5,532)	(3,688)	(8,435)

Consolidated	$215,685	$326,330	$385,432	$473,408

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
(Loss)/Income Before Income Taxes
Homebuilding
West	$(11,837)	$6,357	$(16,397)	$8,711
Mountain	(1,204)	4,962	(2,436)	6,132
East	(2,345)	1,455	(4,301)	(64)
Other Homebuilding	(916)	295	(1,692)	(224)

Total Homebuilding	(16,302)	13,069	(24,826)	14,555

Financial Services and Other	3,089	4,089	4,869	5,935
Corporate	(16,590)	(20,857)	(33,550)	(45,431)

Consolidated	$(29,803)	$(3,699)	$(53,507)	$(24,941)

	June 30, 2011	December 31, 2010
Total Assets
Homebuilding
West	$360,939	$300,652
Mountain	308,805	311,833
East	214,246	188,693
Other Homebuilding	37,146	40,554

Total Homebuilding	921,136	841,732
Financial Services and Other	112,113	135,286
Corporate	1,390,811	1,573,408
Intercompany adjustments	(3,756)	(2,657)

Consolidated	$2,420,304	$2,547,769

M.D.C. HOLDINGS, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
Selected Fincial Data
General and Administrative Expenses
Homebuilding	$15,822	$20,489	$(4,667)	-23%	$30,781	$38,215	$(7,434)	-19%
Financial Services and Other	4,432	5,658	(1,226)	-22%	9,131	9,746	(615)	-6%
Corporate	15,983	18,441	(2,458)	-13%	33,077	36,830	(3,753)	-10%

Total	$36,237	$44,588	$(8,351)	-19%	$72,989	$84,791	$(11,802)	-14%

SG&A as a % of Home Sales Revenue
Homebuilding Segments	16.1%	14.0%	2.1%		17.2%	16.3%	0.9%
Corporate Segment	7.8%	5.9%	1.9%		9.0%	8.1%	0.9%

Depreciation and Amortization (1)	$4,338	$5,169	$(831)	-16%	$8,067	$8,101	$(34)	0%

Home Gross Margins (2)	13.1%	18.1%	-5.0%		13.4%	19.4%	-6.0%

Interest in Home Cost of Sales as a % of Home Sales Revenue	2.6%	2.6%	0.0%		2.6%	2.5%	0.1%

Cash Provided by (Used in)
Operating Activities	$(11,556)	$(190,450)	$178,894		$(69,257)	$(178,934)	$109,677
Investing Activities	$187,918	$(116,380)	$304,298		$292,959	$(618,147)	$911,106
Financing Activities	$(9,570)	$48,823	$(58,393)		$(40,092)	$254,961	$(295,053)

Total Interest Capitalized
Interest capitalized, beginning of period	$43,762	$31,773	$11,989	38%	$38,446	$28,339	$10,107	36%
Interest capitalized, net of interest expense	10,750	8,849	1,901	21%	20,269	15,485	4,784	31%
Previously capitalized interest included in home cost of sales	(5,454)	(8,202)	2,748	-34%	(9,657)	(11,404)	1,747	-15%

Interest capitalized, end of period	$49,058	$32,420	$16,638	51%	$49,058	$32,420	$16,638	51%

(1)	Includes depreciation and amortization of long-lived assets and amortization of deferred marketing costs.
(2)	Home sales revenue less home cost of sales (excluding commissions, amortization of deferred marketing, project cost write offs and asset impairments) as a percent of home sales revenue.

M.D.C. HOLDINGS, INC.

Selected Financial Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Change
	2011	2010	Amount	%
Principal amount of mortgage loans originated	$146,275	$240,693	$(94,418)	-39%
Principal amount of mortgage loans brokered	$2,177	$2,660	$(483)	-18%
Capture Rate	75%	83%	-8%
Including brokered loans	76%	84%	-8%
Mortgage products (% of mortgage loans originated)
Fixed rate	96%	97%	-1%
Adjustable rate - other	4%	3%	1%

Prime loans (3)	27%	26%	1%
Government loans (4)	73%	74%	-1%

	Six Months Ended June 30,		Change
	2011	2010	Amount	%
Principal amount of mortgage loans originated	$261,655	$348,783	$(87,128)	-25%
Principal amount of mortgage loans brokered	$2,896	$5,516	$(2,620)	-47%
Capture Rate	75%	82%	-7%
Including brokered loans	76%	83%	-7%
Mortgage products (% of mortgage loans originated)
Fixed rate	96%	96%	0%
Adjustable rate - other	4%	4%	0%

Prime loans (3)	29%	25%	4%
Government loans (4)	71%	75%	-4%

(3)

Prime loans generally are defined as loans with Fair, Isaac and Company (“FICO”) scores greater than 620 and that comply with the documentation standards of the government sponsored enterprise guidelines.

(4)	Government loans are loans either insured by the Federal Housing Administration or guaranteed by the Department of Veteran Affairs.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	June 30, 2011	December 31, 2010	June 30, 2010
Homes Completed or Under Construction
Unsold Home Under Construction - Final	42	119	47
Unsold Home Under Construction - Frame	353	722	720
Unsold Home Under Construction - Foundation	101	103	124

Total Unsold Homes Under Construction	496	944	891
Sold Homes Under Construction	843	609	865
Model Homes	231	242	226

Homes Completed or Under Construction	1,570	1,795	1,982

Lots Owned (excluding homes completed or under construction)
Arizona	1,064	1,257	1,165
California	1,376	1,201	1,130
Nevada	1,184	991	681
Washington	232	—	—

West	3,856	3,449	2,976

Colorado	3,240	2,919	2,893
Utah	579	594	569

Mountain	3,819	3,513	3,462

Maryland	380	319	199
Virginia	589	414	371

East	969	733	570

Florida	269	210	184
Illinois	123	130	134

Other Homebuilding	392	340	318

Total	9,036	8,035	7,326

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	June 30, 2011	December 31, 2010	June 30, 2010
Lots Controlled Under Option

Arizona	108	408	499
California	—	222	152
Nevada	398	838	570
Washington	42	—	—

West	548	1,468	1,221

Colorado	602	688	644
Utah	298	393	156

Mountain	900	1,081	800

Maryland	795	745	655
Virginia	234	132	272

East	1,029	877	927

Florida	480	733	658
Illinois	—	—	—

Other Homebuilding	480	733	658

Total	2,957	4,159	3,606

At Risk Option Deposits
Cash	$10,534	$9,019	$7,933
Letters of Credit	6,716	4,467	2,727

Total At Risk Option Deposits	$17,250	$13,486	$10,660

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
Closed Homes (Units)	2011	2010	Amount	%	2011	2010	Amount	%
Arizona	98	242	(144)	-60%	175	350	(175)	-50%
California	62	68	(6)	-9%	110	114	(4)	-4%
Nevada	80	221	(141)	-64%	146	319	(173)	-54%
Washington	51	—	51	N/M	51	—	51	N/M

West	291	531	(240)	-45%	482	783	(301)	-38%

Colorado	182	230	(48)	-21%	348	338	10	3%
Utah	66	147	(81)	-55%	120	199	(79)	-40%

Mountain	248	377	(129)	-34%	468	537	(69)	-13%

Maryland	49	87	(38)	-44%	106	117	(11)	-9%
Virginia	72	68	4	6%	115	108	7	6%

East	121	155	(34)	-22%	221	225	(4)	-2%

Florida	48	72	(24)	-33%	91	113	(22)	-19%
Illinois	1	—	1	0%	1	—	1	0%

Other Homebuilding	49	72	(23)	-32%	92	113	(21)	-19%

Total	709	1,135	(426)	-38%	1,263	1,658	(395)	-24%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Change
Average Selling Price of Closed Homes	2011	2010	Amount	%
Arizona	$188.1	$190.7	$(2.6)	-1%
California	320.4	444.7	(124.3)	-28%
Colorado	332.0	303.0	29.0	10%
Florida	221.4	227.3	(5.9)	-3%
Illinois	293.0	N/A	N/M	N/M
Maryland	414.9	462.5	(47.6)	-10%
Nevada	185.8	187.2	(1.4)	-1%
Utah	272.5	274.7	(2.2)	-1%
Virginia	426.7	476.2	(49.5)	-10%
Washington	270.3	N/A	N/M	N/M
Average	$290.8	$274.3	$16.5	6%

	Six Months Ended June 30,		Change
	2011	2010	Amount	%
Arizona	$184.6	$194.7	$(10.1)	-5%
California	319.0	407.3	(88.3)	-22%
Colorado	334.3	302.0	32.3	11%
Florida	225.0	224.8	0.2	0%
Illinois	293.0	N/A	N/M	N/M
Maryland	422.1	449.7	(27.6)	-6%
Nevada	192.9	187.8	5.1	3%
Utah	273.6	274.4	(0.8)	0%
Virginia	427.9	476.8	(48.9)	-10%
Washington	270.3	N/A	N/M	N/M
Average	$292.6	$272.7	$19.9	7%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
	2011	2010	Amount	%	2011	2010	Amount	%
Orders For Homes, net (units)
Arizona	164	184	(20)	-11%	286	352	(66)	-19%
California	117	109	8	7%	194	135	59	44%
Nevada	154	195	(41)	-21%	242	365	(123)	-34%
Washington	26	—	26	N/M	26	—	26	N/M

West	461	488	(27)	-6%	748	852	(104)	-12%

Colorado	232	232	—	0%	413	502	(89)	-18%
Utah	109	110	(1)	-1%	176	235	(59)	-25%

Mountain	341	342	(1)	0%	589	737	(148)	-20%

Maryland	74	62	12	19%	120	109	11	10%
Virginia	95	76	19	25%	163	142	21	15%

East	169	138	31	22%	283	251	32	13%

Florida	91	47	44	94%	142	106	36	34%
Illinois	2	—	2	N/M	7	—	7	N/M

Other Homebuilding	93	47	46	98%	149	106	43	41%

Total	1,064	1,015	49	5%	1,769	1,946	(177)	-9%

Estimated Value of Orders for Homes, net	$302,000	$281,000	$21,000	7%	$507,000	$539,000	$(32,000)	-6%
Estimated Average Selling Price of Orders for Homes, net	$283.8	$276.8	$7.0	3%	$286.6	$277.0	$9.6	3%

Cancellation Rate (5)	29%	25%	4%		31%	24%	7%

(5)	We define “Cancellation Rate” as the approximate number of cancelled home order contracts during a reporting period as a percent of total home orders received during such reporting period.

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

(Dollars in thousands)

(Unaudited)

	June 30, 2011	December 31, 2010	June 30, 2010
Backlog (units)
Arizona	195	84	105
California	163	79	97
Nevada	172	76	134
Washington	51	—	—

West	581	239	336

Colorado	338	273	371
Utah	125	69	130

Mountain	463	342	501

Maryland	140	126	118
Virginia	118	70	107

East	258	196	225

Florida	115	64	52
Illinois	7	1	—

Other Homebuilding	122	65	52

Total	1,424	842	1,114

Backlog Estimated Sales Value	$433,000	$269,000	$351,000

Estimated Average Selling Price of Homes in Backlog	$304.1	$319.5	$315.1

	June 30, 2011	December 31, 2010	June 30, 2010
Active Subdivisions
Arizona	30	26	26
California	16	13	6
Nevada	17	18	15
Washington	9	—	—

West	72	57	47

Colorado	40	39	41
Utah	21	19	18

Mountain	61	58	59

Maryland	13	14	10
Virginia	12	8	9

East	25	22	19

Florida	17	11	9
Illinois	1	—	—

Other Homebuilding	18	11	9

Total	176	148	134